================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 17, 2000


                               FIFTH THIRD BANCORP
             (Exact name of registrant as specified in its charter)

           Ohio                        0-8076                   31-0854434
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)

            Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio                         45263
 (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (513) 579-5300

                                 Not Applicable
             (Former name or address, if changed since last report.)


================================================================================

Item 5.  Other Events

         Fifth Third Bancorp Common Stock today began trading at a price adjusted to reflect the three-for-two stock split effected in the form of a stock dividend distributed July 14, 2000. This stock split was declared June 20, 2000, at which time the Board of Directors also increased the cash dividend paid July 14, 2000 to $.18 per share ($.27 per share on a pre-split basis) and authorized the Company to purchase in the open market up to five percent of its outstanding shares of Common Stock. The form and amount of such repurchases will be at the discretion and final determination of executive management. The authorization will remain in effect until all shares authorized have been purchased, unless sooner terminated by the Company's Board of Directors.

Item 7.  Financial Statements and Exhibits

         None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            FIFTH THIRD BANCORP
                                               (Registrant)


Date: July 17, 2000                     By: /s/ Neal E. Arnold
                                           -----------------------
                                            Neal E. Arnold
                                            Executive Vice President
                                            and Chief Financial Officer